Exhibit 99.1

Arbor Realty Trust, Inc. Closes Offering

of Senior Notes due 2023

UNIONDALE, N.Y., March 13, 2018 — Arbor Realty Trust, Inc. (the “Company”) (NYSE: ABR) closed today its private placement to eligible purchasers of $100 million in aggregate principal amount of 5.625% senior unsecured notes due May 1, 2023 at 99.987% of par.

The Company intends to use the net proceeds from the offering to fund the redemption of all $97,860,025 aggregate principal amount outstanding of its 7.375% Notes due May 15, 2021 (the “2021 Notes”).  On March 13, 2018, the Company issued a notice of redemption pursuant to the indenture governing the 2021 Notes to redeem all of the 2021 Notes at a redemption price equal to 100.00% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. Payment with respect to the redemption will be made on April 27, 2018.

Deutsche Bank Securities Inc. and Sandler O’Neill + Partners, L.P. acted as the initial purchasers for the offering.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes are expected to be eligible for trading by qualified institutional buyers (as defined in Rule 144A under the Securities Act).

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a real estate investment trust and national direct lender specializing in loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Arbor is a Fannie Mae DUS® Multifamily Lender and a Fannie Mae Small Loan lender, a Freddie Mac Program Plus® Seller/Servicer and a Freddie Mac Small Balance Loan Lender, a Fannie Mae and Freddie Mac Seniors Housing Lender, an FHA Multifamily Accelerated Processing (MAP)/LEAN Lender, a HUD-approved LIHTC Lender as well as a CMBS, bridge, mezzanine and preferred equity lender.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the anticipated use of the net proceeds from the offering and expected eligibility of trading of the notes.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, risks and uncertainties related to the completion of the offering on the anticipated terms or at all, market conditions, the satisfaction of customary closing conditions related to the offering, and other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Lee Roth 646-536-7012 lroth@theruthgroup.com

Media:

Bonnie Habyan, EVP of Marketing

516-506-4615

bhabyan@arbor.com